UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 8, 2023

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01	Other Events.

On September 8, 2023, Albertsons Companies, Inc. (the "Company") and The Kroger Co. ("Kroger") issued a joint press release announcing that the parties had entered into an asset purchase agreement, dated September 8, 2023, with C&S Wholesale Grocers, LLC ("C&S"). A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 8, 2023, Kroger notified the Company that, in accordance with Section 2.1(b) of that certain Agreement and Plan of Merger dated October 13, 2022 by and among the Company, Kroger and Kettle Merger Sub, Inc. (the "Merger Agreement"), Kroger intends to sell the SpinCo Business (as defined in the Merger Agreement) to C&S in lieu of the Company and Kroger consummating the Distribution (as defined in the Merger Agreement). As a result, the spin-off previously contemplated by the Company and Kroger is no longer a requirement under the Merger Agreement and will no longer be pursued by the Company and Kroger.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed herewith:

99.1	Press Release dated September 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

September 8, 2023	By:	/s/ Bipasha Mukherjee
	Name:	Bipasha Mukherjee
	Title:	Vice Presidnet - Corporate & Securities, Corporate Secretary